UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2017 (August 31, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On August 31, 2017, various subsidiaries of Brookdale Senior Living Inc. (the "Company") entered into a Master Credit Facility Agreement with Jones Lang LaSalle Multifamily, LLC providing $975.0 million in loans pursuant to Fannie Mae’s DUS Program. The credit facility refinanced $618.9 million of outstanding mortgage debt (including the full outstanding amount of $389.9 million under the Master Credit Facility Agreement dated as of July 29, 2011 with Oak Grove Commercial Mortgage, LLC, which was scheduled to mature in 2018).
The loans are secured by first mortgages on 51 communities. Sixty percent of the principal amount bears interest at a fixed rate, with one half of such amount bearing interest at 4.43% and maturing in 2024 and the other one half bearing interest at 4.47% and maturing in 2027. Forty percent of the principal amount bears interest at a variable rate equal to the 30-day LIBOR plus a margin of 241.5 basis points and matures in 2027. Principal will amortize on a 30-year basis.
The Master Credit Facility Agreement permits additional loans and substitution or release of mortgaged properties subject to loan-to-value and debt service coverage requirements. The Agreement also provides flexibility for expansion of, and repositioning of services provided at, the mortgaged properties subject to lender approval.
The Master Credit Facility Agreement contains typical representations and covenants for loans of this type. A breach of the representations or covenants could result in a default under the Master Credit Facility Agreement which would result in all amounts owing under the Master Credit Facility Agreement becoming immediately due and payable.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Master Credit Facility Agreement set forth in Item 1.01 of this report is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01    Regulation FD Disclosure.

On August 31, 2017, the Company issued a press release announcing that the Company had completed the financing transaction described in Item 1.01 of this report, a copy of which is furnished herewith as Exhibit 99.1. The press release shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered "filed" or incorporated by reference therein.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated August 31, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	August 31, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated August 31, 2017

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